Exhibit 99(a)(1)

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "PEARL DIVER CREDIT COMPANY, LLC", FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2023, AT 2:33 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7402796 8100
SR# 20231410839

Authentication: 203145196
Date: 04-14-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:33 PM 04=‘12=‘2023 FILED 02:33 PM04/12/2023 SR 20231410839 - F1lel\umber 7402796 State “Delaware Limited Liability Company Certificate of Formation FIRST: The name of this Delaware limited liability company is: Pearl Diver Credit Company, LLC SECOND: The name and address of the registered agent of the Company is: The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801 The undersigned authorized person has executed this Certiﬁcate of Formation on April 12, 2023 /s/ Indranil Basu AUTHORIZED PERSON: Indranil Basu Chief Executive Ofﬁcer Pearl Diver Credit Company, LLC